UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 18, 2010

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  +61 8 9248 3188

ITEM 1.01 Entity into a Material Definitive Agreement

Manufacturing Capacity Expansion

Highlights

➢	Industrial land for expansion acquired
➢	Scalable Modular Plant design
➢	Improved margins expected
➢	Improved speed to market

Mr G. Kostecki, Chairman and CEO of Alloy Steel International Inc. is pleased to advise stock holders and the market that on Friday 16th April, the Company signed an agreement for the purchase of commercial and industrial land in Indonesia.

The land of an area of approximately 37,500 square metres (403,646 square feet) is located in Cilegon (see http://www.kiec.co.id/estate_e.html), a port side industrial estate in close proximity to Jakarta, the capital of Indonesia.

The current Arcoplate manufacturing plant in Western Australia with a land area of 4,750 square meters (51,128 square feet) is at full production capacity and has been limited by capacity to service the increasing demand. With the new facilities in Indonesia, the Company will have sufficient space to increase its capacity in-line with market demand for its products.

The new facilities will also better enable the Company’s ability to service increasing client requirements and growth from emerging countries, including Latin America, Russia, India, China and Africa. The Company’s patented modular plant design augurs well for scaling production capacity in line with the anticipated increased demand.

The current Western Australian plant will continue to service the Australian market and the new capacity will supply the rest of the world.

The purpose built plant in the Cilegon industrial estate is expected to also improve operating margins and shorten delivery times to customers. A steel mill is located within the industrial estate, which will provide efficient and cost effective raw materials for the Company. A deepwater port within the industrial facility provides efficient access to the Company’s international customers. Furthermore, there are ample skilled and cheap labour available whilst the computerised plant machinery can be controlled and monitored remotely from anywhere in the world, ensuring consistent quality control.

About us
Alloy Steel International Inc (OTCBB:AYSI) manufactures and distribute Arcoplate, a market leading wear-resistant alloy overlay wear plate, through a patented production process. In mining processing industries, wear is the primary cause of down time, the period of time where machinery is not in operation because of the necessity of repairs or refurbishment. The Arcoplate product line substantially lowers down time and the resulting lost production. Arcoplate is widely accepted in the mining and mineral processing industries to protect a host of fixed plant and mobile equipment applications. The Company boasts major mining companies as its clients and services the global market place from its Australian manufacturing facilities.

Forward Looking Statements
Certain statements in this announcement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect the Company’s current expectations and projections about future events. By their nature, forward-looking statements involve a number of risks, uncertainties and assumptions that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. The Company does not undertake any obligation to update or revise any statements in this announcement including forward-looking statements. No statements made herein regarding expectations or future profits are profit forecasts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: May 18, 2010	By:	/s/ Alan Winduss

Alan Winduss
Chief Financial Officer